Exhibit 99.2

AGREEMENT

THIS AGREEMENT is made this 21 day of June, 2011 by and between ORAMED PHARMACEUTICALS INC., a Delaware corporation with a mailing address at Hi-Tech Park 2/5 Givat Ram, Jerusalem 91390 Israel (the ”Company”), and MICHAEL BERELOWITZ, M.D. with an address 415 East 37th Street New York, NY 10016 (the “Berelowitz”).

WHEREAS:

A.	Berelowitz currently serves as a director on the board of directors of the Company (the “Board”); and

B.
The Company wishes to engage Berelowitz to serve as Chairman of the Scientific Advisory Board in addition to his service as a member of the Company board of directors, and to formally record the terms and conditions upon which Berelowitz will be engaged by the Company in that position, and each of the Company and Berelowitz have agreed to the terms and conditions set forth in this Agreement, as evidenced by their execution hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1.	ENGAGEMENT

1.1
Engagement of Chairman of the Scientific Advisory Board.  Subject to earlier termination of the Agreement as hereinafter provided, the Company hereby agrees to engage Berelowitz as Chairman of the Scientific Advisory Board (the "Chairman") in accordance with the terms and provisions hereof.

1.2
Term.  Unless terminated earlier in accordance with the provisions hereof, the term of engagement under this Agreement shall commence on June 21, 2011 (the ”Effective Date”) and shall continue until terminated by either party as provided herein (the “Term”).

1.3	Service.

(a)
Berelowitz will make himself available to the Company as much as reasonably possible and to the extent required by the Company and in accordance with his schedule, and will be actively involved in advising the Company on its scientific decisions, and in his role as scientific advisor, Berelowitz will take part in negotiations regarding potential partnering with pharmaceutical companies, represent the Company in scientific conferences and in investor presentations.

(b)
Berelowitz agrees to faithfully, honestly and diligently serve the Company and to devote his attention and best efforts to further the business and interests of the Company during the period of this Agreement. Berelowitz agrees and undertakes to inform the Company’s Board immediately after becoming aware of any matter that may in any way raise a conflict of interest between Berelowitz and the Company. For the avoidance of doubt, nothing in this Section 1.3 shall derogate from Berelowitz's obligation to continue observing all of his undertakings under this Agreement in their entirety, including, without limitation, his obligations of confidentiality and non-disclosure.

(c)
Berelowitz and the Company shall be independent contracting parties under this Agreement and none of the provisions herein shall create or constitute an employer – employee relationship between the parties.

1.4	Indemnification. Oramed Pharmaceuticals, Inc. shall undertake to indemnify Berelowitz pursuant to its customary form of Indemnification Agreement.

1.5
Fiduciary Obligation. Berelowitz declares that his relationship to the Company is that of fiduciary, and he agrees to act towards the Company and otherwise behave as a fiduciary of the Company. The foregoing shall not derogate from Berelowitz's fiduciary duties under applicable law, including the corporate laws of Delaware.

1.6
Publicity. Berelowitz acknowledges that, and consents to, the Company making from time to time public announcements and producing materials and documents, whether required by applicable law or not, that will include his name, biography, description of his position in the Company and any other information that the Company deems necessary.

2.	COMPENSATION

2.1	Compensation. Berelowitz shall be entitled to receive remuneration for his service on an hourly basis, as set forth in Appendix A hereto, to be paid monthly, shortly after the close of each month.

2.2
Expenses.  Berelowitz shall be entitled to be reimbursed for all reasonable out-of-pocket expenses incurred in connection with Scientific Advisory Board matters, as approved by the Board in advance and in writing.

2.3
Deductions.  Berelowitz acknowledges that all payments by the Company in respect of the services provided by Berelowitz shall be subject to the deduction of any amount which the Company is required to deduct or withhold from any payments to a director in accordance with applicable law.

3.	CONFIDENTIALITY

3.1
Maintenance of Confidential Information. Berelowitz acknowledges that in the course of engagement hereunder he will, either directly or indirectly, have access to and be entrusted with information (whether oral, written or by inspection) relating to the Company, or its associates, strategic partners or customers that has not been made public (the “Confidential Information”).  Accordingly, Berelowitz covenants and agrees that during the Term and thereafter until such time as all the Confidential Information becomes publicly known and made generally available through no action or inaction of Berelowitz, Berelowitz will keep in strict confidence the Confidential Information and shall not, without prior written consent of the Company, disclose, use or otherwise disseminate the Confidential Information, directly or indirectly, to any third party.

3.2
Exceptions.  The general prohibition contained in Section 3.1 against the unauthorized disclosure, use or dissemination of the Confidential Information shall not apply in respect of any Confidential Information that:

(a)	is available to the public generally in the form disclosed;

(b)	becomes part of the public domain through no fault of Berelowitz;

(c)	is already in the lawful possession of Berelowitz at the time of receipt of the Confidential Information, as can be proven by written documentation; or

(d)
is compelled by applicable law to be disclosed, provided that Berelowitz gives the Company prompt written notice of such requirement prior to such disclosure and provides assistance in obtaining an order protecting the Confidential Information from public disclosure.

4.	NON-COMPETITION

4.1
Non Competition. Berelowitz agrees and undertakes that he will not, so long as he is engaged with the Company, directly or indirectly, as owner, partner, joint venture, stockholder, employee, broker, agent, principal, corporate officer, director, licensor or in any other capacity whatsoever, engage in, become financially interested in, be employed by, or have any connection with any business or venture that operates in the field of oral delivery of peptides; provided, however, that Berelowitz may own securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time one percent (1%) of any class of stock or securities of such company, so long as he has no active role in the publicly owned and traded company as director, employee, consultant or otherwise.

4.2
No Solicitation. Berelowitz agrees and undertakes that during the period of his engagement and for a period of 12 months following termination for any reason whatsoever, he will not, directly or indirectly, including personally or in any business in which he is an officer, director or shareholder, for any purpose or in any place, employ any person  (as an employee or consultant) employed by the Company at such time or during the preceding twelve months, unless such person has been terminated by the Company, provided however, that such person who is terminated by the Company may be employed by Berelowitz as described above only after the expiration of twelve months after the effective date of such termination.

5.	TERMINATION

5.1	Termination For Cause or Disability. This Agreement may be terminated at any time by Berelowitz or by the Company's Board for any reason whatsoever.

5.2	Effect of Termination. Articles 3 and 4 hereto and hereto shall remain in full force and effect after termination of this Agreement, for any reason whatsoever.

6.	MUTUAL REPRESENTATIONS

6.1
Berelowitz represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a default under or conflict with any agreement or other instrument to which he is a party or by which he is bound, and (ii) do not require the consent of any person or entity.

6.2
The Company represents and warrants to Berelowitz that this Agreement has been duly authorized, executed and delivered by the Company and that the fulfillment of the terms hereof (i) will not constitute a default under or conflict with any agreement of other instrument to which it is a party or by which it is bound, and (ii) do not require the consent of any person or entity.

6.3
Each party hereto warrants and represents to the other that this Agreement constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless if enforcement is sought in proceeding in equity or at law).

7.	NOTICES

7.1
Notices.  All notices required or allowed to be given under this Agreement shall be made either personally by delivery to or by facsimile transmission to the address as hereinafter set forth or to such other address as may be designated from time to time by such party in writing:

(a)	in the case of the Company, to:
Oramed Pharmaceuticals Inc. and Oramed Ltd. 2/5 High Tech Park PO Box 39098 Givat Ram, Jerusalem Israel 91390 Fax: +972 2 5660004

(b)	and in the case of Berelowitz, to his last residence address or facsimile number known to the Company.

7.2	Change of Address. Any party may, from time to time, change its address for notices hereunder by written notice to the other party in the manner aforesaid.

8.	GENERAL

8.1
Entire Agreement.  As of from the date hereof, any and all previous agreements, written or oral between the parties hereto or on their behalf relating to the engagement of Berelowitz by the Company, including that certain Board Membership Agreement dated May 27, 2010, are null and void.

8.2
Waiver.  No provision hereof shall be deemed waived and no breach excused, unless such waiver or consent excusing the breach is made in writing and signed by the party to be charged with such waiver or consent.  A waiver by a party of any provision of this Agreement shall not be construed as a waiver of a further breach of the same provision.

8.3	Amendments in Writing. No amendment, modification or rescission of this Agreement shall be effective unless set forth in writing and signed by the parties hereto.

8.4
Assignment.  Except as herein expressly provided, the respective rights and obligations of Berelowitz and the Company under this Agreement shall not be assignable by either party without the written consent of the other party.

8.5
Severability.  In the event that any provision contained in this Agreement shall be declared invalid, illegal or unenforceable by a court or other lawful authority of competent jurisdiction, such provision shall be deemed not to affect or impair the validity or enforceability of any other provision of this Agreement, which shall continue to have full force and effect.

8.6
Governing Law.  This Agreement shall be exclusively construed and interpreted in accordance with the laws of the state of New York applicable therein, and each of the parties hereto expressly agrees to the exclusive jurisdiction of the courts of the state of New York.

IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the date and year first above written.

ORAMED PHARMACEUTICALS INC.

Per:	/s/ Nadav Kidron	/s/ Michael Berelowitz
MICHAEL BERELOWITZ M.D.
Name:	Nadav Kidron
Title:	Chief Executive Officer

APPENDIX A

TO AGREEMENT DATED JUNE 21, 2011

BETWEEN

ORAMED PHARMACEUTICALS INC.

AND

MICHAEL BERELOWITZ, M.D.

Berelowitz shall be entitled to receive remuneration for his service on an hourly basis, to be paid monthly, shortly after the close of each month, as set forth below:

Compensation per hour	$300
Maximum compensation per day not to exceed	$1,500